UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2011

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900		28277
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

On August 19, 2011, Snyder’s-Lance, Inc. (the “Company”) entered into a Severance, Release and Amendment to Compensation and Benefits Assurance Agreement (the “Amendment”) with Blake W. Thompson, Senior Vice President, Supply Chain of the Company.

The Amendment amends the Amended and Restated Compensation and Benefits Assurance Agreement, dated April 24, 2008 (the “Benefits Agreement”), between the Company and Mr. Thompson. The Amendment provides for an additional cash payment of $100,000 to Mr. Thompson in the event of a “qualifying termination” of his employment within three years following a “change in control” of the Company. Pursuant to the Amendment, Mr. Thompson has agreed to certain noncompetition, nonsolicitation and no interference covenants for a period of three years following the termination of his employment.

The summary of the Amendment contained herein is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Departure of Executive Officer

The Amendment also confirmed Mr. Thompson’s resignation from the Company, effective August 22, 2011. Mr. Thompson’s resignation is a “qualifying termination” of employment occurring within three years following a “change in control.” As a result, Mr. Thompson will receive the following severance compensation and benefits from the Company in accordance with the terms of the amended Benefits Agreement:

(a) his accrued base salary and benefits as of the date of the qualifying termination;

(b) an amount equal to the sum of (i) three times his base salary in effect on the date of the qualifying termination or, if greater, his base salary immediately before the change in control, plus (ii) three times the greater of his prior year annual cash incentive or current year target incentive under the Company’s Annual Performance Incentive Plan.

(c) a pro rata payment based on the greater of his current year target incentive or the actual incentive earned through the date of the termination under the Company’s Annual Performance Incentive Plan;

(d) a $100,000 cash severance payment;

(e) an amount equal to the amounts paid under items (a), (b), (c) and (d) above multiplied by the highest percentage of his compensation contributed to his account under the Company’s qualified profit sharing plan during the three years prior to his resignation;

(f) up to 36 months of health and dental plan insurance;

(g) outplacement services for up to two years, at a maximum cost of 20% of his base salary;

(h) immediate vesting of any unvested stock options; and

(i) an amount to cover, on an after-tax basis, any Federal excise taxes payable by Mr. Thompson.

As previously disclosed, a “change in control” of the Company, as defined under the Benefits Agreement, occurred on December 2, 2010 in connection with the merger of equals of Lance, Inc. and Snyder’s of Hanover, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Severance, Release and Amendment to Compensation and Benefits Assurance Agreement, dated as of August 19, 2011, between the Company and Blake W. Thompson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.

Date: August 24, 2011	By:	/s/ Margaret E. Wicklund
Margaret E. Wicklund
Vice President, Controller, Principal Accounting
Officer and Assistant Secretary

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
August 19, 2011	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Severance, Release and Amendment to Compensation and Benefits Assurance Agreement, dated as of August 19, 2011, between the Company and Blake W. Thompson